Exhibit 10.9

Termination Agreement

This Termination Agreement (this “Agreement”) is made and entered into by and among the following parties on June 8, 2021 in Beijing.

(1) Beijing Tenet Jove Technological Development Co., Ltd., a company established and validly existing under the laws of People’s Republic of China, the address is No.1008, Floor 9, Building 1, No. 2 Yard, Boxing 9th Road, Economic and Technological Development Zone, Beijing; (“WFOE”)

(2) Ankang Changshou Pharmaceutical Group, a company established and validly existing under the laws of People’s Republic of China, the address is No. 31, Daqiao Road, Ankang City, Shaan Xi Province; (“VIE Company”)

(3) Jiping Chen, ID number is [*], the contact address is [*];

(4) Xiaoyan Chen, ID number is [*], the contact address is [*] (collectively referred to as “the Shareholders” with Jiping Chen);

In this Agreement, VIE Company, WFOE and the Shareholders shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas,

1. On December 31, 2008, VIE Company and WFOE signed the Exclusive Business Cooperation Agreement and Timely Reporting Agreement; VIE Company, WFOE and the Shareholders signed the Exclusive Option Agreement and Equity Interest Pledge Agreement, At the same time, the Shareholders respectively issued the Power of Attorney to the WFOE (the above documents are collectively referred to as the “VIE Agreements”).

2. The parties hereby agree to terminate all VIE Agreements in accordance with this agreement.

In consideration of the mutual covenants and agreements set forth in this Agreement, the Parties hereto agree as follows:

1. Termination of VIE Agreements

1.1 The parties hereby irrevocably agree and confirm that the VIE Agreements shall be terminated from the date hereof and no longer have any effect. And the parties shall immediately apply to the relevant industry and commerce administrative department to cancel the pledge registration.

1.2 As the date hereof, the parties no longer enjoy the rights under the VIE Agreements, and no longer need to perform the obligations under the VIE Agreements. The parties do not need to return the parts that have been performed by the parties based on the VIE Agreements.

1.3 The parties to this agreement hereby irrevocably and unconditionally waive any kind of disputes, claims, rights, obligations, responsibilities, actions, contracts or reasons for litigation, which directly or indirectly related to the VIE Agreements or arising from the VIE Agreements, owed or probably owed by other parties to this agreement in the past, present or future.

1.4 Without prejudice to the general application of Article 1.3 above, from the date hereof, the parties to this agreement hereby exempt the party, its heirs, successors, transferees or estate executors from any kind of commitments, debts, demands, requirements, obligations and responsibilities related to or arising from the VIE Agreement owned or probable owed by other parties to this agreement, the current and past directors, executives, employees, legal advisers and agents of these other parties, the related parties of these persons, and their respective successors and assigns, in the past, present or the future, including claims and reasons for litigation in law or based on the principle of equality, regardless of whether the requirements have been filed or not, absolute or contingent, known or unknown.

2. Representations and Warranties

Each party hereby, on the date hereof, collectively and individually represent and warrant to the other parties as follows:

2.1 It has obtained the necessary authorization and has the right to sign this agreement; its signing and performance of this agreement does not constitute a conflict, restriction or violation of laws, regulations or agreements that are binding or have an impact on it.

2.2 Once this agreement is signed, it constitutes a legal, effective, and binding obligation for all parties to enforce them in accordance with the terms of this agreement.

2.3 There is no litigation, arbitration, or legal, administrative or other procedures or government investigations related to the subject of this agreement.

3. Commitment

In order to successfully complete the termination of rights and obligations under the VIE Agreement, all parties should sign all necessary or appropriate documents, take all necessary or appropriate actions, and actively cooperate with other parties to obtain relevant government approval or/and registration documents, and handle relevant termination procedures.

4. Liability for breach

Any party who violates the provisions of this agreement and makes the whole or part of this agreement unable to perform shall be liable for the breach and compensate the other parties in this agreement for the losses suffered as a result.

5. Confidentiality

The parties acknowledge and confirm that any oral or written information exchanged between each other in relation to this agreement is confidential. The parties shall keep all such information confidential and shall not disclose any relevant information to any third party without the written consent of the other parties in this agreement, except in the following circumstances: (a) the public is aware of or will be aware of such information (and not disclosed to the public by the party receiving the information without authorization); (b) information required to be disclosed by applicable laws or regulations; or (c) the information that any party needs to disclose to its potential investor, legal or financial adviser in relation to the transactions described in this agreement, and the potential investor, legal or financial adviser shall also comply with confidentiality obligations similar to this clause. If any party’s staff or employing agency’s leaks are deemed to be that party’s leaks, it shall be liable for breach of contract in accordance with this agreement. Regardless of the termination of this agreement for any reason, this clause remains effective.

6. Applicable law and dispute resolution

6.1 The conclusion, validity, interpretation, performance, modification and termination of this agreement, and dispute resolution are all applicable to Chinese laws.

6.2 In the event of disputes, litigation claims, disputes, or breach, termination, or invalidity (“disputes”) concerning the interpretation or implementation of this agreement, the parties shall first resolve them through friendly negotiation. If either party issues a written notice requesting that the dispute be negotiated and the parties fail to resolve it through friendly negotiation, unless otherwise agreed in writing, such disputes shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules, and the place of arbitration shall be Beijing. Any arbitral decision made in accordance with the provisions of this article is final and binding on all parties.

6.3 When any dispute arises due to the interpretation and performance of this agreement or any dispute is undergoing arbitration, except for the matters in dispute, the parties to this agreement shall continue to exercise their other rights under this agreement and perform their other obligations under this agreement.

7. MISCELLANEOUS

7.1 This agreement will take effect immediately after the parties signed or sealed it on the date hereof at the beginning of this agreement.

7.2 This agreement can be signed in one or more originals, each of which has the same effect.

7.3 The parties to this agreement can modify and supplement this agreement through a written agreement. The modification agreement and/or supplementary agreement of the parties to this agreement are an integral part of this agreement and have the same legal effect as this agreement.

7.4 The invalidity or unenforceability of any clause under this agreement does not affect the legal validity of other clauses under this agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this agreement as of the date first above written.

Beijing Tenet Jove Technological Development Co., Ltd.

By:	/s/ Yuying Zhang
Name:	Yuying Zhang
Title:	Legal Representative

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this agreement as of the date first above written.

Ankang Changshou Pharmaceutical Group,

By:	/s/ Jiping Chen
Name:	Jiping Chen
Title:	Legal Representative

/s/ Jiping Chen
Name:	Jiping Chen

/s/ Xiaoyan Chen
Name:	Xiaoyan Chen